UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On January 31, 2011, Atlantic Coast Federal Corporation ("Atlantic Coast Federal") announced that Atlantic Coast Financial Corporation ("Atlantic Coast Financial"), the proposed holding company for Atlantic Coast Bank (the "Bank") and the successor company to Atlantic Coast Federal in connection with the mutual-to-stock conversion of Atlantic Coast Federal, MHC (the "MHC"), expects to sell approximately 1,710,857 shares of common stock at $10.00 per share for gross offering proceeds of approximately $17.1 million in its stock offering.  The conversion and stock offering is subject to final regulatory approval.  Orders submitted in compliance with all applicable laws in the subscription and community offerings will be filled in whole, including the order by Atlantic Coast Federal Corporation’s employee stock ownership plan.

Concurrent with the completion of the offering, shares of Atlantic Coast Federal's common stock currently owned by the public will be exchanged for shares of Atlantic Coast Financial common stock so that Atlantic Coast Federal's existing stockholders will own approximately the same percentage of Atlantic Coast Financial's common stock as they owned of Atlantic Coast Federal's common stock immediately prior to the conversion.  As a result, stockholders of Atlantic Coast Federal will receive 0.1960 shares of Atlantic Coast Financial's common stock for each share of Atlantic Coast Federal common stock they own immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid at a rate of $10.00 per share.  As a result of the offering and the exchange of shares, Atlantic Coast Financial will have approximately 2,629,442 shares outstanding after giving effect to the transaction.

The transaction is scheduled to close on February 3, 2011, at which time MHC and Atlantic Coast Federal will cease to exist and Atlantic Coast Financial will become the fully public stock holding company of the Bank.  The shares of common stock of Atlantic Coast Federal will cease trading under the trading symbol "ACFC" on the NASDAQ Global Market at the close of business on February 3, 2011.  The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the NASDAQ Global Market on February 4, 2011, under the trading symbol "ACFCD" for a period of 20 trading days and will thereafter resume trading under the symbol "ACFC."

The full text of the press release announcing the results of the community offering is set forth in Exhibit 99.1 attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

99.1      Press release dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	February 1, 2011	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)
99.1	Press release dated January 31, 2011